EXHIBIT 10.2

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (the “Agreement”) dated as of January 1, 2001, between Rivermar Contracting Company, a Florida corporation, with its principal place of business at 4620 S. Peninsula Drive, Ponce Inlet, Florida 32127 (the “Company”) and Frederick C. Treadway, residing at 8945 Antioch Way, Las Vegas, Nevada 89117 (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company is engaged in the construction of certain property located at Ponce Inlet, Volusia County, Florida known as Harbour Village Golf & Yacht Club (the “Project”);

WHEREAS, Executive was elected as President of the Company on August 31, 2000 and has served without compensation to date;

WHEREAS, the Company desires to employ Executive and Executive desires to be employed for compensation by the Company under the terms and provisions of this Agreement; and

WHEREAS, the Company and Executive believe their mutual best interests can be best served by entering into this Agreement;

NOW THEREFORE, for and in consideration of the mutual premises contained herein and other good and valuable consideration, including any and all compensation and benefits to be paid to Executive hereunder, the Company and Executive hereby agree as follows:

1.
Employment. The Company hereby employs Executive as President and Executive hereby accepts such employment by the Company, upon the terms and conditions set forth. Executive shall report to the Board of Directors of Company.

2.
Term. Subject to the provisions for earlier termination hereinafter provided, Executive’s employment term shall be for a period of five years, commencing on January 1, 2001 and ending on December 31, 2005 (such period hereinafter being referred to as the “Employment Term”).

3.
Duties. In addition to performing those duties reasonably requested by or pursuant to the direction and control of the Board of Directors of the Company, Executive shall perform such services and duties necessary and appropriate to the office of President, including, but not limited to:

(a)
The competent and diligent management of the daily operations and the performance of the normal duties and responsibilities of a President of the Company which is engaged in the construction of the Project (including all duties outlined in Exhibit “A”, attached hereto and incorporated herein by reference).

(b)	During the Employment Term, Executive shall devote substantial time and best efforts to the business and affairs of the Company, to the exclusion of all other employment activities, except as the owner of Treadway Racing and Specialty Systems, Inc., so long as his involvement in these activities does not interfere materially with performance of his duties under this Agreement.

(c)	At the request of the Company, Executive agrees to serve in an executive capacity for the Company’s corporate parent and its affiliates, without additional consideration.

4.	Compensation and Other Benefits.

(a)
Compensation. In consideration of the services rendered by Executive under this Agreement, the Company shall pay Executive a salary of $100,000 per year during the term of this Agreement, which salary shall be paid in equal installments in arrears on a twice-monthly basis.

(b)
Key Man Life Insurance. The Company shall purchase a $5,000,000 key-man life insurance policy on Executive the ownership of which shall remain with the Company. Executive agrees to submit to medical examinations for such insurance and supply such information as may be required in connection therewith.

(c)
Business Expenses. The Company shall reimburse Executive within 30 days of submission of expense statements for all reasonable and necessary business expenses by Executive in the performance of his duties hereunder in connection with the business affairs of the Company subject to such limitations as may from time to time be prescribed by the Board of Directors. Executive will present such expense reports in compliance with the procedures established by the Company from time to time.

(d)
Stock Options. Executive shall be issued non-incentive stock options for 300,000 shares of American Safety Insurance Group, Ltd., which options are immediately exercisable at a $6.00 exercise price over a ten year term for all prior and future services of Executive in connection with the development and construction of the Project through the date of completion of the entire Project or through the date of any possible sale of the Project before completion, whichever occurs first.

5.
Vacation. Executive shall be entitled to a vacation period or periods each year during the Employment Term for an aggregate annualized duration of four weeks. Such vacation shall be taken at a time convenient to the Company. Any vacation time to which Executive is entitled in accordance with the foregoing that is not taken by Executive in any year during the Employment Term shall not be cumulative, and Executive shall not receive any cash or non-cash benefit in lieu of vacation time not taken by him.

6.	Termination. This Agreement may be terminated as follows:

(a)	Death. In the event of the death of Executive, this Agreement shall terminate effective on the date of his death.

(b)
Total Disability.    In the event that the Executive is “totally disabled,” which shall mean that he is unable to perform his duties hereunder by reason of illness, accident or other cause, including mental disability, for a period of three consecutive calendar months, or an aggregate of 180 days during any continuous eighteen month period, the Company shall have the right to terminate Executive’s employment effective as of the last day of the third month, or at the end of 180 days, as the case may be, of such period of total disability, upon 10 days’ written notice thereof the Executive.

7.
Rights Upon Termination.    In the event of termination of this Agreement pursuant to Sections 6(a) or 6(b) hereof, Executive, or his legal representative or estate, as the case may be shall have the right to receive any unpaid salary under this Agreement (either in lump sum or annual installments, at the option of Company), and a reimbursement for any expenses reasonably incurred with respect to periods prior to the date of termination.

8.
Return of Company Property.    Upon expiration of this Agreement and/or termination of Executive’s employment (or at any other time upon request by the Company), Executive will immediately return to the Company all Company property (including, but not limited to all documents, electronic files/records, keys, records, computer disks, or other tangible or intangible things that may or may not relate to or otherwise constitute Confidential Information (as herein defined) or trade secrets (as defined by applicable law) that Executive created, used, possessed, or maintained while in the employ of the Project or the Company, from whatever source. All ideas, concepts, information, inventions developed by the Executive during the Employment Term are the property of the Company. This provision does not apply to purely personal documents of Executive, but does apply to business calendars, Rolodexes, customer lists, contact sheets, computer programs, disks, and their contents, and like information that may contain some personal matters of Executive.

9.
Voluntariness of Agreement.    Executive acknowledges that he has read this Agreement, understands its terms, and voluntarily enters into this Agreement and those restrictions set forth herein. Executive has had the right and opportunity to consult with legal and other professional counsel of his choice.

10.	Miscellaneous.

(a)
Benefit; Assignability.    This Agreement shall be binding upon and inure to the benefit of Executive and his heirs and personal representatives, and the Company and its successors, assigns and legal representatives. This Agreement and the responsibilities/benefits hereunder are personal to Executive and are not assignable or transferable by Executive. In the event of a sale of the Project by Company, either Executive or Company shall have the right to immediately terminate this Agreement and in such event Company shall be released from such obligations and responsibilities.

(b)	Offset. The Company shall have the right to offset against amounts due to Executive hereunder, any amounts owed by Executive to Company, including any advances.

(c)
Entire Agreement.    This Agreement constitutes the entire agreement between the Company and Executive with respect to the subject matter hereof. This Agreement may not be changed or amended without the prior written consent of both of the parties hereto.

(d)
Notices.    All notices hereunder shall be in writing and shall be deemed given on the third day after mailing through the United States mail, certified mail, return receipt requested, postage prepaid, or by overnight delivery to the persons listed below or to such other person(s) and/or addresses as may be designated from time to time in writing:

if to the Company:

Board of Directors
Rivermar Contracting Company
1845 The Exchange
Suite 200
Atlanta, Georgia 30339

with copies to:

Mr. Fred J. Pinckney, General Counsel
American Safety Insurance Services, Inc.
1845 The Exchange
Suite 200
Atlanta, Georgia 30339

if to Executive:

Mr. Frederick C. Treadway
8945 Antioch Way
Las Vegas, Nevada 89117

(e)
Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, and the venue for any legal action shall be Volusia County, Florida. The Company and Executive each consent and submit to the jurisdiction and venue of the state or federal courts located in, or having jurisdiction over, Volusia County, Florida.

(f)	Waiver. Any waiver by either party of any breach of any of the terms of this Agreement must be in writing shall not be considered a waiver of any subsequent breach.

(g)
Severability.    In the event that any provision of this Agreement is held to be unenforceable, then such enforceability shall in no way affect the other terms and provisions of this Agreement which shall remain in full force and effect.

(h)	Captions. The captions herein are for the convenience of the parties and are not to be construed as part of the terms of this Agreement.

(i)
Amendment and Modification.    This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto, which Agreement shall have been duly authorized and approved by the President or the Board of Directors of the Company.

(j)
Enforceability.    The failure of the Company at any time or from time to time to require performance of any of Executive’s obligations under this Agreement shall in no manner affect the Company’s right to enforce any provision of this Agreement at any subsequent time, and the waiver by the Company of any right arising out of any breach shall be in writing in order to be effective and not be construed as a waiver of any right arising out of any subsequent breach.

(k)
Adequate Consideration.    Executive acknowledges that the consideration furnished by the Company in this Agreement, the sufficiency and adequacy of which is hereby acknowledged, is in lieu of anything of value, if any, to which Executive may already be entitled.

(l)
Legal Fees.    In the event that any legal action relating to this Agreement is brought by a party, the party ultimately prevailing in such legal action shall be entitled to receive from the non-prevailing party, in addition to any other damages or relief, reasonable attorneys’ fees and costs incurred as a result of such action(s) which shall include legal fees and costs relating to any appeal(s). The term “party ultimately prevailing” shall mean the party awarded the greater damage or other relief pursuant to the judicial determination by a court of last resort or by a lower court for whose final order no appeal has been taken or the time therefor has elapsed.

(m)
Construction.    This Agreement is the product of negotiation of and preparation by and among each party. Therefore, the parties acknowledge and agree that this Agreement shall not be deemed prepared or drafted by one party or the other and should be construed accordingly.

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement as of the day and year first above written.

COMPANY:

RIVERMAR CONTRACTING COMPANY

By:	/S/ DAVID V. BRUEGGEN
David V. Brueggen Director on behalf of the Board of Directors

[Corporate Seal]

EXECUTIVE:

/S/ FREDERICK C. TREADWAY
Frederick C. Treadway

Exhibit “A”
to Employment Agreement

Frederick C. Treadway
President

Job Description Overview:

To manage and direct all aspects of Project construction and development including but not limited to:

1.	Construction Management:
(a)	Oversee and direct all construction activities with respect to Project.
(b)	Make recommendations to Company’s management on construction issues relating to Project and implement decisions and procedures.

2.	Site Planning:
(a)	Interact with architect, engineers and governmental regulatory authorities as required.
(b)	Make recommendations to Company’s management and implement accepted modifications.
(c)	Report to Company’s management.

3.	Product Design:
(a)	Make recommendations to Company’s management regarding Project architectural design, unit floor plans, unit specifications and amenities.
(b)	Interact with architect, engineers and political environment as required.
(c)	Establish budgetary guidelines and timelines.
(d)	Report to corporate Management.

4.	Marketing:
(a)
Implement with Project staff and sales force advertising, marketing and public relations plan. Identify markets; promotable elements; vehicles for initiating the objectives; plans for achieving the objectives; establish the organizational process for implementation; and time table for occurrence. Specific tasks include:

(i)	Research:
Development of buyer profiles.
Define strategic market scope.
Target feeder markets and market demographics.
Develop key market strategies.
Set credible sales objectives.

(ii)	Advertising:
Develop market positioning.
Media research, planning, budget and tracking indicators.
Conceptual and creative development, production planning and budget recommendations.
Develop external and internal marketing promotions.
Track effectiveness of advertising campaign.

5.	Sales Management:
Oversee Project’s sales force, including:
(a)	Establish budgetary guidelines and timelines
(b)	Estimate demand and prepare sales forecasts.
(c)	Establish sales force objectives and quotas.
(d)	Establish size and organization of sales force.
(e)	Recruit, select, hire and train the sales force.
(f)	Compensate and motivate sales force, including development of sales promotions and staff activities designed to enhance motivation and increase productivity.
(g)	Set specific tasks and operating procedures as well as short term and seasonal production indicators.
(h)	Orient sales staff and supervise Sales Director to assure procedures are followed.
(i)	Control and evaluate performance.

6.	Association Management:
Oversee all Association Management activities of developer, including:
(a)	Qualify corporate brokerage company.
(b)	Establish and implement all policies and procedures.
(c)	Oversee and direct Community Association Manager.
(d)	Until “turnover”, preside at all Homeowner Association meetings as a Director of the Board representing Company’s management.

7.	Administrative:
(a)	Prepare and/or review any attorney prepared documentation relating to sales, marketing and construction, including, but not limited to:
(i)	Condominium Documents:
1.    Declaration of Covenants, Conditions and Restrictions.
2.    Articles of Incorporation.
3.    By-laws.
4.    Prospectus and all applicable exhibits.
(ii)	Reservation Agreements (with applicable Escrow Agreement).
(iii)	Contracts for Sale and Purchase (with applicable Escrow Agreement).
(iv)	Association Budgets.
(v)	Management Agreements.
(vi)	Construction Documents.
(b)	Supervise all sales force personnel.
(c)	Establish liaison with all applicable governmental agencies for the benefit of Company’s management.
(d)	Attend and participate (when required) all governmental meetings and hearings.
(e)	Establish, implement and direct activities relating to:
(i)	Signage.
(ii)	Model Units.
(iii)	Follow-up procedures for prospects.
(iv)	Personality Selections.
(v)	Buyer Orientations and Inspections.
(vi)	Homeowner’s Manuals.
(vii)	Creative Consultant Services.
(viii)	Production Resources.

(ix)	Media
(x)	Homeowner’s Warranty and Maintenance.
(f)	Design and implement all necessary computer accounting, spreadsheet and tracing systems.
(g)	Prepare and implement all financial and business plans as directed by Company’s management.

AMERICAN SAFETY INSURANCE GROUP, LTD.

NON-INCENTIVE STOCK OPTION AGREEMENT

To: Frederick C. Treadway

The Board of Directors of American Safety Insurance Group, Ltd. (the “Company”) hereby notifies you (the “Employee”) of the Company’s grant to you of an non-incentive stock option (the “Option”) to purchase shares of the Company’s common stock (the “Shares”) as an employment incentive and to encourage stock ownership in the Company, on the terms and conditions set forth herein. Unless otherwise indicated by the context herein, references to the “Company” includes the Company and its subsidiaries.

1.
Plan. This Option is granted within the numerical authorization set forth in Section 4 of the Company’s Stock Option Plan, as amended (the “Plan”); provided, however, for all other purposes the provisions of the Plan shall not apply to this Option.

2.
Option. The Company hereby grants to the Employee the Option to purchase all or any part of the aggregate of such number of Shares as set forth on Exhibit A attached hereto and incorporated herein by reference.

3.
Non-transferable Option. This Option and all rights hereunder are neither assignable nor transferable by the Employee other than to Treadway Associates, L.P., a family limited partnership or another family partnership or trust for direct descendants of the Employee. Except as otherwise provided in the foregoing sentence, this Option shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. This Option shall be null and void and of no further effect in the event an assignment or transfer occurs contrary to the foregoing provisions hereof. The terms and conditions of this Option are binding on the permitted transferees.

4.
Notice of Exercise of Option. This Option may be exercised by the Employee by written notice in substantially the form of “Notice of Exercise” attached hereto as Exhibit B, and accompanied by a check or money order payable to the Company in payment of the Option exercise price applicable to such Shares as provided herein. Upon receipt of such notice and accompanying payment, subject to the terms hereof, the Company shall cause to be issued to the Employee a certificate for the number of Shares purchased hereunder which will be registered in the name of the person or entity exercising this Option.

Acceptance by the Employee of the certificate representing the Shares purchased hereunder shall constitute a confirmation by the Employee that the representations,

warranties, acknowledgments and agreements made herein shall be true and correct at that time.

5.
Restrictions on Shares Transfer. The Employee represents and warrants to the Company that he will acquire the Shares for his own account, for investment purposes only and not with a view to sale or distribution thereof, in whole or in part, and that he has such knowledge and experience in the business and financial matters of the Company that he is capable of evaluating the merits and risks of an investment in the Shares. The Employee acknowledges and agrees that the Shares have not been registered under the Securities Act of 1933 in reliance on an exemption thereunder for transactions not involving a public offering; that the undersigned shall have no right to require that the Company register the Shares under the Securities Act of 1933; and that the Employee can bear the economic risks of the investment for an indefinite period of time as there may not be an active public market for the Shares.

A legend, in substantially the following form, shall be placed on the certificate representing the Shares purchased by the Employee hereunder:

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER FEDERAL AND STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS (1) EXEMPT UNDER FEDERAL OR STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER FEDERAL OR STATE SECURITIES LAWS OR THAT IS OTHERWISE IN COMPLIANCE WITH FEDERAL OR STATE SECURITIES LAWS AND (2) UPON RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY WITH RESPECT TO COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS.

6.
Not an Employment Agreement. Nothing contained herein shall be construed to constitute or be evidence of an agreement or understanding, directly or indirectly, on the part of the Company to employ or retain the Employee for any specific period of time. Furthermore, nothing contained herein shall (i) confer upon the Employee the right to continue in the employ of the Company or (ii) interfere in any way with the right of the Company to terminate the employment of the Employee. However, nothing contained herein shall affect the right of any party under any existing employment agreement.

7.
Other Matters: This Option is subject to, and the Employee agrees to be bound by, all of the terms and conditions of the Company’s Policy Prohibiting Insider Trading and Use of Confidential Information, as the same shall have been amended from time to time.

Please execute this Non-Incentive Stock Option Agreement in the space provided below to evidence your acceptance hereof.

American Safety Insurance Group, Ltd. By: /s/ Lloyd A. Fox Title: President

READ AND AGREED TO:

/s/ Frederick C. Treadway Frederick C. Treadway Employee

Exhibit A

TO NON-INCENTIVE STOCK OPTION AGREEMENT
BETWEEN AMERICAN SAFETY INSURANCE GROUP, LTD.
AND FREDERICK C. TREADWAY

1.	Number of Shares Subject to Option: 300,000 Shares.

2.	Option Exercise Price: $6.00 price per Share.

3.	Date of Grant: January 16, 2001.

4.	Option Vesting Schedule: Options are exercisable immediately.

5.	Option Exercise Period: All Options expire and are void unless exercised on or before January 16, 2011.

Exhibit B

NOTICE OF EXERCISE

(To be Executed Upon Exercise of Stock Options)

To:    American Safety Insurance Group, Ltd.

The undersigned hereby exercises the right to purchase              shares of common stock (the “Shares”) pursuant to that certain Non-Incentive Stock Option Agreement and herewith makes payment of the Option Exercise Price for such Shares in full. The undersigned hereby directs that the certificates for such Shares be issued in the name of, and delivered to the undersigned whose address is set forth below. If the number of Shares so purchased shall not be all of the Shares purchasable under such Non-Incentive Stock Option Agreement, a new Non-Incentive Stock Option Agreement for the balance remaining of the Shares thereunder shall be issued in the name of and delivered to the undersigned at the address shown below.

This              day of                         ,             .

(Signature must conform in all respects to name as specified in the Stock Option Agreement)

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